EXHIBIT 1.2

US$750,000,000

AEGON N.V.

4.75% SENIOR NOTES DUE 2013

UNDERWRITING AGREEMENT

May 13, 2003

May 13, 2003

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

AEGON N.V., a limited liability public company incorporated under the laws of the Netherlands and having its statutory seat at The Hague, The Netherlands (the “Company”), proposes to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of October 11, 2001 among the Company, AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as trustee (the “Trustee”).

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No.333-71438) covering the registration of various types of securities under the Securities Act of 1933, as amended (the “Securities Act”), including the Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act. The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. The Prospectus and the preliminary prospectus will be used in connection with the offering and sale of the Securities.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include, in each case, the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the preliminary prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.    Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in (A) that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (B) the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)    The Company has been duly incorporated and is validly existing as a public company with limited liability under the laws of The Netherlands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d)    Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect.

(e)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(f)    The Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights.

(g)    This Agreement has been duly authorized, executed and delivered by the Company.

(h)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in, this Agreement, will not contravene any provision of (i) applicable law or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any subsidiary or (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with any court, governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(i)    There are (1) no legal or governmental, administrative or other proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (a) except as disclosed in the Registration Statement would have a Material Adverse Effect or in any manner question the validity of this Agreement or the Securities or (b) are required to be described in the Registration Statement or the Prospectus and are not so described and (2) no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(j)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) other than any downgrading in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(k)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l)    The Company is not required to register as an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

2.    Agreements to Sell and Purchase. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.    Terms of the Offering. The Company is advised by you that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

4.    Payment and Delivery. Payment for the Securities shall be made to the Company in immediately available funds in New York, New York against delivery of such Securities for the respective accounts of the several Underwriters by 10:00 a.m., New York, New York time, on May 20, 2003, or at such other time on the same or such later date not more than three business days after that date as shall be designated in writing by you, which time and date may be postponed by agreement between the Representatives and the Company or as provided in Section 10. The time and date of such payment are herein referred to as the “Closing Date”. Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

5.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this

Agreement) other than any downgrading in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion of Erik Lagendijk, general counsel for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit A.

(d)    The Underwriters shall have received on the Closing Date an opinion of Allen & Overy, outside Dutch counsel for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit B.

(e)    The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Allen & Overy, outside U.S. counsel for the Company, dated the Closing Date, in the forms attached to this Agreement as Exhibits C-1 and C-2, respectively.

(f)    The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, outside U.S. counsel for the Underwriters, dated the Closing Date, in the form attached to this Agreement as Exhibit D.

(g)    The Underwriters shall have received, on the Closing Date, a letter dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

6.    Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)    To furnish to you upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York, New

York, without charge, prior to 10:00 a.m. New York, New York time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    If, during such period after the first date of the offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)    To make generally available to the Company’s security holders and to you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the delivery of the Securities to the Underwriters, including any taxes payable thereon, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the fees and disbursements of the Trustee and its counsel, and (v) any fees charged by rating agencies for the rating of the Securities. Except as expressly provided otherwise, the Underwriters shall pay all their costs and expenses including, without limitation, fees and disbursements of their counsel.

7.    Covenants of Underwriters.

(a)    Each Underwriter understands that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Securities, or the possession, circulation or distribution of the Prospectus or any other material relating to the Company in any jurisdiction where action for that purpose is required.

(b)    Each Underwriter represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, which we refer to as the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company and (ii) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c)    Each Underwriter understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended) (“the Securities and Exchange Law”). Each Underwriter represents and agrees that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which in term means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly in Japan or to a resident of Japan, except pursuant to an exemption for the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(d)    Each Underwriter represents and agrees that it will not:

•	offer for sale, sell or market in Belgium the Securities by means of a public offer under Belgian Law; or

•	sell the Securities to any person qualifying as a consumer within the meaning of Article 1.7 of the Belgian law of July 14, 1991 on consumer protection and trade practices unless such sale is made in compliance with the Belgian law of July 14, 1991 on consumer protection and trade practices and with its implementing legislation.

(e)    Each Underwriter understands that any offers for the Securities will only be made in Belgium according to articles 1 and 2 of the Royal Decree of July 7, 1999 or to persons who subscribe to a minimum amount of €250,000 each or to Qualifying Institutional Investors acting for their own account and listed in article 3, 2 of the Royal Decree of July 7, 1999.

(f)    Each Underwriter represents and agrees that the Securities may only be offered, sold, delivered or transferred, directly or indirectly in or outside the Netherlands, to persons or entities which trade or invest in securities in the conduct of a profession or trade (which include banks, investment banks, securities firms, insurance companies, pension funds, other institutional investors, and treasury departments and finance companies of large enterprises).

8.    Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of any such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof. hereof.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (e) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (f) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the principal amount of Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.    Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally, or trading in the Company’s common shares, shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Euronext Amsterdam N.V. or the London Stock Exchange (ii) a material disruption in securities settlement, payment or clearance services in the United States, The Netherlands or the United Kingdom shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or by the competent governmental or regulatory authorities in The Netherlands or the United Kingdom or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment after consultation with us, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

10.    Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.    Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.    Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13.    Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14.    Submission to Jurisdiction; Appointment of Agent for Service.

(a)    The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities, and agrees that any such suit, action, or proceeding may be brought in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)    The Company hereby irrevocably designates and appoints Mr. Donald Henderson, with offices at LeBoeuf, Lamb, Greene & MacRae, 125 West 55th Street, New York, NY 10019, U.S.A, as its authorized agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15.    Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

Very truly yours,

AEGON N.V.

By:	/S/ C. MICHIEL VAN KATWIJK

	Name:	C. Michiel van Katwijk
	Title:	Senior Vice President Group Treasurer

Accepted as of the date hereof. Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Banc of America Securities LLC

By:	/S/ PETER J. CARBONE

Name: Peter J. Carbone
Title: Vice President

By:	Citigroup Global Markets Inc.

By:	/S/ MARTHA D. BAILEY

Name: Martha D. Bailey
Title: Senior Vice President

SCHEDULE I

Underwriting Agreement dated May 13, 2003

Registration Statement No. 333-71438

Representatives:	Banc of America Securities LLC Citigroup Global Markets Inc.

Title:	4.75% Senior Notes due 2013

Principal Amount:	$750,000,000

Purchase Price to public (include accrued interest or amortization, if any):	99.975% of the principal amount of the Securities, plus accrued interest, if any, from May 20, 2003 if settlement occurs after that date

Purchase Price to underwriters (include accrued interest or amortization, if any):	99.525% of the principal amount of the Securities plus accrued interest, if any, from May 20, 2003 if settlement occurs after that date

Form and Denomination:

The Securities will be issued in denominations of $1,000 and integral multiples of $1,000.

The Securities will be represented by one or more global certificates in fully registered, book-entry form without interest coupons, will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and will be registered in the name of Cede & Co. or another nominee designated by DTC, except in limited circumstances.

Other Provisions:

Maturity:	June 1, 2013

Interest Rate:	4.75%

Interest Payment Date:	June 1 and December 1 of each year, beginning December 1, 2003

Redemption:

The Securities may be redeemed in whole or in part, at the option of the Company, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the applicable Remaining Scheduled Payments (as defined in the Prospectus Supplement in the Section “Description of Senior Notes—Redemption”) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Prospectus Supplement in the Section “Description of Senior Notes—Redemption”) plus 20 basis points, together with, in each case, accrued interest on the principal amount of the Securities to be redeemed to the date of redemption.

If the Company is required to pay Additional Amounts as a result of any amendment to or change in the laws of the Netherlands or in the application or official interpretation of such laws it will have the right to redeem the Securities in whole, but not in part, as described under “Description of Debt Securities—Tax Redemption” in the Basic Prospectus.

Unless otherwise redeemed, the Securities will mature at par on June 1, 2013.

Ranking:	Senior unsecured obligations of the Company

SCHEDULE II

Underwriter	Principal Amount of Securities to be Purchased

Banc of America Securities LLC	$290,625,000
Citigroup Global Markets Inc.	$290,625,000
Banc One Capital Markets, Inc.	$ 93,750,000
ABN Amro Incorporated	$ 18,750,000
Credit Suisse First Boston LLC	$ 18,750,000
J.P. Morgan Securities Inc.	$ 18,750,000
UBS Warburg LLC	$ 18,750,000

Total	$750,000,000

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